UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2015

MERRIMAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

250 Montgomery Street, 16th Floor,

San Francisco, California  94104

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2015 the Company sold and issued 666,667 shares of Series F Preferred Stock to its Co-Chairman, Ronald L. Chez at a price of $0.30 per share. The Series F Preferred Stock carries a cumulative dividend of 4.5% per annum and is convertible into shares of common stock of the Company at a price of $0.30 per share.

Item 3.02	Unregistered Sales of Equity Securities.

The sale of the Series F Preferred Stock described in Section1.01 was exempt from the registration requirements of the Securities Act of 1933 (the “Act”), as amended, pursuant to Section 4.2 of the Act.

 No underwriters, underwriting discounts or commissions were involved in the issuance of the Secured Promissory Note or Warrants.

The Certificate of Designation for the Series F Preferred Stock was filed in Delaware on October 30, 2015 and is attached hereto as an exhibit.

Item 9.01(d)	Exhibits

3.13	Series F Certificate of Designation as filed with the Delaware Secretary of State on October 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merriman Holdings, Inc.

Date: November 6, 2015	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chief Executive Officer